UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 30, 2005


                                 Osteotech, Inc.
             (Exact name of registrant as specified in its charter)

                                     0-19278
                            (Commission File Number)

                  Delaware                        13-3357370
         (State or other jurisdiction of       (I.R.S. Employer
          incorporation)                        Identification No.)


                    51 James Way, Eatontown, New Jersey 07724
             (Address of principal executive offices, with zip code)

                                 (732) 542-2800
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Effective November 30, 2005, James Russell, Ph.D., Executive Vice President and Chief Scientific Officer of Osteotech, Inc. ("Osteotech" or the "Company") has left the employment of the Company. In connection with his departure, a majority of the provision of the Employment Agreement between Dr. Russell and the Company, dated as of December 18, 1997 (the "Employment Agreement") and the Change in Control Agreement between Dr. Russell and Osteotech, dated September 8, 2002 (the "Change in Control Agreement") have been terminated. The Employment Agreement was filed as Exhibit 10.37 to Osteotech's Annual Report on Form 10-K filed with the Commission on March 31, 1998 and the form of Change in Control Agreement for executive officers of Osteotech was filed as Exhibit 10.61 to Osteotech's Quarterly Report on Form 10-Q filed with the Commission on November 14, 2002. The material terms of the Employment Agreement and the Change in
Control Agreement were described in Osteotech's Revised Definitive Proxy Statement for the 2005 Annual Meeting of Stockholders filed with the Commission on May 4, 2005, which descriptions are incorporated herein by reference. Notwithstanding the foregoing, the terms of the Employee Confidential Information and Invention and Non-Competition Agreement between Dr. Russell and the Company, dated November 15, 1995 shall remain in full force and effect in accordance with its terms.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              OSTEOTECH, INC.


Date:  December 1, 2005                      By MICHAEL J. JEFFRIES
                                                 Michael J. Jeffries
                                                 Executive Vice President,
                                                 Chief Financial Officer
                                                 (Principal Financial
                                                 Officer and Principal
                                                 Accounting Officer)